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                                                                     EXHIBIT 8.1


                                                April 27, 2001




CSC Holdings, Inc.,
    1111 Stewart Avenue,
        Bethpage, New York 11714.

            Re:   Form S-4 Registration Statement

Ladies and Gentlemen:

            We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on the date hereof with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you that, in our opinion, the discussion under the heading "Material U.S. Federal Income Tax Considerations" in the Registration Statement accurately describes the United States federal income tax considerations associated with the exchange of the old notes for the new notes pursuant to the exchange offer described in the Registration Statement.

            We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and all amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          SULLIVAN & CROMWELL